EXHIBIT 16

July 9, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of FullCircle Registry, Inc. (formerly Excel Publishing, Inc.)pertaining to our firm included under Item 4 of Form 8-K dated July 3, 2002 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.